Exhibit 99(b)

Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Darrel T. Anderson, Chief Financial Officer of IDACORP, Inc., state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of IDACORP, Inc., and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Audit Committee of the Company's Board of Directors.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  Annual Report on Form 10-K for the year ended December 31, 2001 of IDACORP, Inc.;

  All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of IDACORP, Inc., filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  Any amendments to any of the foregoing.

/s/ Darrel T. Anderson	Subscribed and sworn to before me this
Darrel T. Anderson	8th day of August 2002.
August 8, 2002	/s/ Mary Gray
Notary Public
My Commission Expires: 7/17/2004